UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, TriplePoint Venture Growth BDC Corp. (the “Company”) entered into a sales agreement, dated September 30, 2022 (the “Sales Agreement”), with TriplePoint Advisers LLC, TriplePoint Administrator LLC and UBS Securities LLC (the “Sales Agent”), providing for the issuance of up to an aggregate of $50 million of its common stock, par value $0.01 per share (the “Shares”). The Shares will be offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-254802), most recently declared effective by the Securities and Exchange Commission on May 26, 2021, and the base prospectus dated May 26, 2021 and prospectus supplement dated September 30, 2022. Subject to the terms of the Sales Agreement, the Sales Agent is not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission of up to 2.0% of the gross sales price per Share sold pursuant to the Sales Agreement. In connection with the sale of Shares on the Company’s behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act, and to reimburse the Sales Agent for certain reasonable legal fees and expenses of counsel.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On September 30, 2022, Dechert LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the prospectus supplement and accompanying prospectus, which is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of September 30, 2022, by and among the Company, TriplePoint Advisers LLC, TriplePoint Administrator LLC and the Sales Agent.

5.1	Opinion of Dechert LLP, dated September 30, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2022	TriplePoint Venture Growth BDC Corp.

	By:	/s/ James P. Labe
	Name:	James P. Labe
	Title:	Chief Executive Officer

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